As filed with the Securities and Exchange Commission on July 21, 2026

Registration No. 333-290732

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BOA Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2600 Virginia Ave NW

Suite T23 Management Office

Washington, D.C. 20037

(888) 211-3261

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Benjamin A. Friedman

Chief Executive Officer

c/o BOA Acquisition Corp. II

2600 Virginia Ave NW

Suite T23 Management Office

Washington, D.C. 20037

(888) 211-3261

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brandon J. Bortner Brian Ashin Paul Hastings LLP 2050 M Street NW Washington, DC 20036 (202) 551-1700	Gil Savir Ryan S. Brewer Paul Hastings LLP 200 Park Avenue New York, New York 10166 (212) 318-6000	David Slotkin Proskauer Rose LLP 1001 Pennsylvania Ave NW Suite 600 South Washington, DC 20004 (202) 416-6800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

BOA Acquisition Corp. II is filing this Amendment No. 5 to its Registration Statement on Form S-1 (File No. 333-290732) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits. The list of exhibits preceding the signature page of this registration statement is incorporated herein by reference.

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EXHIBIT INDEX

Exhibit	Description

1.1	Form of Underwriting Agreement*

3.1	Memorandum and Articles of Association**

3.2	Amended and Restated Memorandum and Articles of Association**

4.1	Specimen Unit Certificate**

4.2	Specimen Class A Ordinary Share Certificate**

4.3	Specimen Right Certificate**

4.4	Form of Rights Agreement between Odyssey Transfer and Trust Company, LLC and the Registrant**

5.1	Opinion of Paul Hastings LLP**

5.2	Opinion of Maples and Calder (Cayman) LLP, Cayman Islands Legal Counsel to the Registrant**

10.1	Form of Letter Agreement among the Registrant and Registrant’s sponsor, officers, directors*

10.2	Form of Investment Management Trust Agreement between Odyssey Transfer and Trust Company, LLC and the Registrant**

10.3	Form of Registration Rights Agreement between the Registrant and certain security holders**

10.4	Securities Subscription Agreement, between the Registrant and the Sponsor**

10.5	Form of Private Placement Units Purchase Agreement**

10.6	Form of Indemnity Agreement**

10.7	Form of Administrative Services Agreement between the Registrant and the Sponsor**

10.8	Promissory Note, dated August 8, 2025, issued to the Sponsor**

10.9	Form of Private Placement Units and Founder Shares Subscription Agreement*

14	Form of Code of Ethics**

23.1	Consent of Adeptus Partners, LLC**

23.2	Consent of Paul Hastings LLP (included in Exhibit 5.1)**

23.3	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.2)**

24	Power of Attorney (included on signature page of the initial filing of this Registration Statement)**

99.1	Form of Audit Committee Charter**

99.2	Form of Compensation Committee Charter**

99.3	Form of Nominating and Corporate Governance Committee Charter**

99.4	Consent of Dean Friedman to be named as director nominee**

99.5	Consent of Jason Kahan to be named as director nominee**

99.6	Consent of Jared Berlin to be named as director nominee**

99.7	Consent of Jonathan Sassover to be named as director nominee**

99.8	Consent of Seth Schorr to be named as director nominee**

99.9	Form of Clawback Policy**

107	Filing Fee Table**

*	Filed herewith.
**	Previously filed.
***	To be filed by amendment.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, in the District of Columbia on the 21st of July, 2026.

BOA Acquisition Corp. II

By:	/s/ Benjamin A. Friedman
Name: Benjamin A. Friedman
Title: Chief Executive Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Benjamin A. Friedman Benjamin A. Friedman	Chief Executive Officer, Chief Financial Officer and Director (Principal Executive, Financial and Accounting Officer)	July 21, 2026

/s/ Brian D. Friedman Brian D. Friedman	Director, Chairman of the Board	July 21, 2026

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